EXHIBIT 77D

Columbia Funds Series Trust I -
Semi-annual N-SAR report for the period ending 04/30/12

Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Intermediate Municipal Bond Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
(each a "Fund", collectively the "Funds")

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Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On February 28, 2012, a Form Type 485BPOS, accession number 0001193125-12-084061, an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This is hereby incorporated by reference as part of the response to Items 77D and 77Q1(b) of Form N-SAR. The amended registration statement disclosed, among other things, certain changes that were made to the principal investment strategies of Columbia Connecticut Tax-Exempt Fund.